DRIVER-HARRIS COMPANY
                              200 MADISON AVENUE
                      CONVENT STATION, NEW JERSEY 07960

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held June 26, 2002

TO THE STOCKHOLDERS:


The Annual Meeting of the Stockholders of Driver-Harris Company will be held at the Driver-Harris Company's corporate offices, 200 Madison Avenue, Convent Station, New Jersey on Wednesday, June 26, 2002 at 10:30 A.M., for the following purposes:

1.  to elect four directors;

2. to transact any and all other business that may properly come before the meeting.

The transfer books will not be closed for the Annual Meeting. Only stockholders of record at the close of business on May 1, 2002 will be entitled to vote at the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. It is important that your stock be represented at this meeting. You are urged to mark, sign and date the enclosed proxy and return it as promptly as possible in the postage pre-paid envelope enclosed for that purpose whether or not you are able to attend.



By Order of the Board of Directors:


Lavinia Z. Emery
Secretary


Convent Station, New Jersey
May 8, 2002

DRIVER-HARRIS COMPANY
(Incorporated in New Jersey)

P R O X Y      S T A T E M E N T

Annual Meeting of Stockholders to be held June 26, 2002


SOLICITATION AND REVOCABILITY OF PROXY


The accompanying proxy is solicited by order of the Board of Directors of Driver-Harris Company, 200 Madison Avenue, Convent Station, New Jersey 07960, for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on June 26, 2002 and any adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of this Company on or about May 8, 2002.

Execution of the Proxy will not in any way affect the stockholder's right to attend the meeting and vote in person. In addition, a proxy may be revoked by a stockholder at any time prior to being voted by giving written notice of such revocation to the Secretary of the Annual Meeting, or by filing with the Secretary another proxy bearing a later date.

The Company will bear the cost of solicitation of proxies and will reimburse persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals. In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by regularly engaged employees of the Company by telephone, facsimile, internet and personal interview. It is not expected that any solicitation will be made by specially engaged employees of the Company or other paid solicitors.

VOTING SECURITIES

Only stockholders of record at the close of business on May 1, 2002 will be entitled to vote at the Annual Meeting. The Company has only one class of voting securities currently outstanding, its common stock, $.83 1/3 par value (the "Common Stock") per share, of which 1,474,346 shares were outstanding on May 1, 2002, the record date. Each stockholder is entitled to one vote for each share of Common Stock held by him. The presence, in person or by proxy, of the holders of a majority of the outstanding shares is required for a quorum.

Under New Jersey Law, abstentions and broker non-votes (as hereinafter defined) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business but otherwise do not count. The approval of a specified percentage of shares voted at the meeting, as set forth above, is required to approve a proposal and thus, abstentions and broker non-votes have no effect on the outcome of the vote. A "broker non-vote" refers to shares represented at the Meeting in person or by Proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on such matter.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Ownership of shares of the Company's Common Stock by certain beneficial owners as of March 29, 2002


Name and Address                Amount and Nature of           Percent of
Of Beneficial Owner             Beneficial Ownership              Class

Estate of Frank L. Driver Jr.          64,172*                     4.3
c/o David A. Driver, Executor
10 High Street
Bristol, RI  02809

Estate of Frank L. Driver III          66,662**                    4.5
33 Birdseye Glen
Verona, NJ

Frank L. Driver                        142,925***                  9.3
P O Box 192
Jersey City, NJ

David A. Driver                        52,270                      3.5
10 High Street
Bristol, RI
_____________________________

* All shares held of record and beneficially. As an executor of the Estate of Frank L. Driver Jr., David A. Driver holds voting rights to such shares.

**    All shares held of record.  Does not include 37,109 shares held by Corinne
F. Driver, his surviving spouse and the mother of Frank L. Driver, who disclaims any beneficial interest in these shares. As an executor of the Estate of Frank
L. Driver III, Frank L. Driver holds voting rights to such shares.

***   Includes 15,000 shares under options pursuant to the Driver-Harris
Employee Incentive Stock Option Plan granted in 1992, which are fully exercisable, 3,000 shares granted in 1999, 20,000 shares granted in 2000 and 14,204 shares held in the Driver-Harris Staff 401-K Benefit account.


(b)  Security ownership of management as of March 29, 2002:


                        Amount and Nature of              Percent of
Title of Class          Beneficial Ownership                 Class

Driver-Harris Company
Common Stock                   211,737*                      13.8%

* Includes 57,000 shares under options pursuant to the Driver-Harris Employee Incentive Stock Option Plan and 14,204 shares held in the Driver-Harris Staff 401-K Benefit account.

(c) Management is not aware of any arrangement that may result in a change in control of the Company.

ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting to hold office until the next annual meeting of the stockholders and until their respective successors shall be elected and qualified.

All duly executed proxies will be voted for the election of the four nominees named below unless, as is not anticipated, any one of the nominees is unable or declines to serve, in which case such proxies will be voted for the balance of the nominees and for substitute nominees, unless the Board deems it advisable to amend the By-Laws so as to decrease the number of directors to be elected. Directors shall be elected by a plurality of the votes cast.
All nominees are presently directors of the Company.


The following table summarizes the principal occupations and business experience during the past five years, as well as certain other information as of March 29, 2002, for each nominated Director:


                        Principal Occupation                Company Common      % of
                          During Last Five                       Stock        Outstanding
                          Years and other           Director   Beneficially     Common
Name               Age     Directorships              Since       Owned (1)      Stock

Thomas J. Carey     65   Certified Public Accountant.  2001          6,850           *
                         Until 2000, Chief Financial
                         Officer, Driver-Harris Company.

Kenneth J. Mathews  64   Owner and Founder, Cambridge  2001          -               -
                         Capital Corporation

Frank L. Driver     41   Chairman of the Board of      1993         142,925**        9.3
                         Directors, President and
                         Chief Financial Officer

Timothy S. Driver   39   Chief Operating Officer,      2001         61,723***        4.0
                         Fabricare Cleaners, Until
                         2001 Treasurer Driver-Harris
                         Company
_____________________________


*     Denotes less than 1% of outstanding Common Stock.

**    Includes 15,000 shares under options pursuant to the Driver-Harris
Employee Incentive Stock Option Plan, granted in 1992, which are fully exerciseable, 3,000 shares granted in 1999, 20,000 shares granted in 2000 and 14,204 shares included in the Driver-Harris Staff 401-K Benefit account.

***   Includes 17,000 shares under options pursuant to the Driver-Harris
Employee Incentive Stock Option Plan, 2,000 shares granted in 1999, 15,000 shares granted in 2000.


(1) On March 29, 2002 all directors of the Company as a group (4) owned beneficially 278,160 shares or 18.2% of the outstanding Common Stock. This amount includes 57,000 shares under currently exercisable stock options:
15,000, 3,000 and 20,000 shares granted in 1992, 1999 and 2000 respectively to Frank L. Driver; 2,000 and 15,000 shares granted in 1999 and 2000 respectively to Timothy S. Driver; and 1,000 shares granted in 1999 to Thomas J. Carey pursuant to the Driver-Harris Employee Incentive Stock Option Plan. Also, Frank L. Driver is an executor of the Estate of Frank L. Driver III, his father, which owns 66,662 shares or 4.5% of the outstanding common stock.

The Company has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee. The Audit Committee, which held one meeting during 2001, is responsible for the Company's audit and financial controls.
 Mr. Kenneth J. Mathews, who is independent, and Thomas J. Carey, Frank L. Driver and Timothy S. Driver, non-independents, are members of the Audit Committee.

The Compensation Committee met once in 2001. Thomas J. Carey, Timothy S. Driver and Kenneth J. Mathews are members of the Committee.

The Board of Directors held four meetings during 2001. The Board of Directors recommends that Stockholders vote FOR the nominees for the Board of Directors.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held one meeting during fiscal year 2001.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of Ernst & Young Dublin as the Company's independent auditors.

Kenneth J. Mathews, Audit Committee Chair
Thomas J. Carey, Audit Committee Member
Timothy S. Driver, Audit Committee Member
Frank L. Driver, Audit Committee Member
April 24, 2002


                    COMPENSATION OF EXECUTIVE OFFICERS

                        SUMMARY COMPENSATION TABLE


                                                   Long-Term
                                   Annual         Compensation
                                  Compensation       Awards
                                               Securities Underlying        All Other
Name and Principal Position   Year   Salary        Options/SARs          Compensation (a)
                                      ($)              (#)                        ($)
Frank L. Driver, President    2001    80,000 (b)        0                      0 (d)
  and Chief Executive         2000    73,077 (c)        0                      13,154 (e)
  Officer                     1999    90,000            0                      0 (f)


(a)  Amount represents the Company's portion of contributions to a 401(k) plan.
(b)  All compensation has been accrued.
(c)  A portion of his compensation has been accrued.
(d)  All compensation has been accrued for 2001.
(e)  Compensation includes $9,000 from 1999.
(f)  The total amount accrued for 1999 was $9,000.




                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                      Percent of
          Number of      Total                           Potential Realizable Value At
          Securities  Options/SARs                           Assumed Annual Rates of
          Underlying   Granted to       Exercise             Stock Price Appreciation For
         Options/SARs   Employees      Base Price   Expiration         Option Plan
Name        Granted   In Fiscal Year     ($/sh)         Date        5%           10%

Frank L.   None
Driver



             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FY-END OPTIONS/SAR VALUES

                                            Number of
                                      Securities Underlying    Unexercised
                                             Unexercised      In-the-Money
                                           Options/SARs at   Options/SARs at
                                              FY-End (#)        FY-End ($)
                                          ----------------    -----------------
                      Shares Acquired      Exercisable (E)     Exercisable (E)
Name                   On Exercise (#)    Unexercisable (U)   Unexerciseable (U)
Exercisable options:

     Frank L. Driver        none         20,200(E)       -----
                                         15,800(U)       -----


PENSION PLANS

On November 21, 1986, the Company entered into a pension agreement with Frank
L. Driver III, under which Mr. Driver or his spouse would receive an annual payment of $50,000 for a period of fifteen years after Mr. Driver's retirement or death. On November 20, 1995, the Board of Directors approved changing the period to twenty years and the addition of a contingent payment to this agreement whereby in years where the profit of the Company exceeds $500,000 before income taxes and before this payment, the $50,000 amount will be supplemented by an amount based on a formula encompassing total retirement payments, adjusted annually for the Consumer Price Index. This pension is now payable to Corinne F. Driver, spouse of Frank L. Driver III, deceased. In 2000, due to cash flow conditions, the Company initiated an interest payment schedule to be spread out throughout 2000 of which $31,500 was paid in cash, $1,500 was interest, the remainder $20,000, of which $7,500 is still outstanding, was paid by common stock in the Company at the rate of one and one-half (1 1/2) times the amount owed or 12,955 shares. In 2001, also due to cash flow conditions, the Company was only able to pay $5,000 for this pension.

COMPENSATION OF DIRECTORS

During 2001, each Director, with the exception of Frank L. Driver and Timothy
S. Driver, was to be paid 4,500 shares as a retainer and $600 per Board of Directors Meeting and $600 per Audit or Compensation Committee Meeting, however, no payments were made and these amounts have been accrued.


ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Company has a Compensation Committee of its Board of Directors.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Board's Compensation Committee reviews the compensation of the executive officers of the Company annually.

The Company's salary policy is to pay a "competitive salary" plus an incentive bonus based on profit performance in relation to prior years and in relation to annual budget profit targets. The Compensation Committee may also take into consideration other factors including dedication to the job, external factors beyond the control of management, etc. No incentive bonus was paid in 2001 to any officer.

Compensation Committee

	Kenneth J. Mathews	Thomas J. Carey	Timothy S. Driver


CUMULATIVE TOTAL SHAREHOLDER RETURN FIVE-YEAR COMPARISON

The following graph compares the yearly percentage change in the cumulative total shareholder return, on Driver-Harris (DRH) common stock, with that of the cumulative total return of Standard & Poor's Smallcap 600 Index for a five-year measurement period beginning December 31, 1996 and ending on December 31, 2001.

                       Dec. '96   Dec. '97   Dec. '98   Dec. '99   Dec. '00   Dec. '01

Driver-Harris Co.      100        116.32     41.14      36.88      11.35      10.78
S&P Smallcap 600 Index 100        125.58     123.95     139.32     155.76     165.94



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Frank L. Driver and Timothy S. Driver are brothers.

COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 2001 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.


INDEPENDENT AUDITORS

The principal independent auditors of the Company for the year ended December 31, 2001 were Ernst & Young Dublin. Services rendered by Ernst & Young Dublin included an audit of the Company's consolidated financial statements and the report thereon, meetings with the Audit Committee and consultation in connection with various accounting and audit related matters. Fees for the last annual audit were $68,000 and all other fees were $53,000, including audit related services of $24,000 and non-audit services of $29,000.

A representative of Ernst & Young is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.


STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

Proposals of stockholders to be presented at the 2002 Annual Meeting must be received by the Company on or before January 17, 2003 to be considered for inclusion in the Company's proxy statement and form of proxy relative to the meeting. Such proposals should be sent to Driver-Harris Company, 200 Madison Avenue, Convent Station, New Jersey.

OTHER MATTERS

Management is not aware of any matters, other than those referred to above, which may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the proxies will have discretionary authority to vote on such matters.

Enclosed herewith is the 2001 Annual Report of the Company, including financial statements for the year ended December 31, 2001. The Annual Report does not form part of the material for solicitation of proxies.

The Company's 2001 Annual Report on Form 10-K, including financial statements and schedules thereto, but excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained without charge by any stockholder upon written request to Driver-Harris Company.

By Order of the Board of Directors


Convent Station, New Jersey         Lavinia Z. Emery
May 8, 2002                         Secretary